Exhibit 99.B(d)(3)

SCHEDULE D
TO THE AMENDED AND RESTATED
ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
BETWEEN
SEI INSTITUTIONAL MANAGED TRUST
AND
SEI INVESTMENTS GLOBAL FUNDS SERVICES
(formerly, SEI INVESTMENTS FUND MANAGEMENT)
DATED AS OF DECEMBER 10, 2003
AS AMENDED JUNE 17, 2004, MARCH 8, 2006, JUNE 23, 2006, MARCH 14, 2007, JANUARY 31, 2008,
JUNE 26, 2008, MARCH 25, 2009, JUNE 25, 2009, FEBRUARY 16, 2010, DECEMBER 6, 2011, MARCH 28,
2012, AUGUST 7, 2014, SEPTEMBER 15, 2014, DECEMBER 9, 2014, JUNE 22, 2015, MARCH 31, 2016,

JUNE 28, 2016, JANUARY 1, 2017, SEPTEMBER 11, 2017 and February 22, 2018

Portfolios:                                        This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust (each, a “Fund” and collectively, the “Funds”):

Large Cap Fund

Large Cap Value Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Small Cap Fund

Small Cap Value Fund

Small Cap Growth Fund

Tax-Managed Small/Mid Cap Fund

Mid-Cap Fund

Core Fixed Income Fund

U.S. Fixed Income Fund

High Yield Bond Fund

Real Estate Fund

U.S. Managed Volatility Fund

Enhanced Income Fund

Global Managed Volatility Fund

Real Return Fund

Tax-Managed Managed Volatility Fund

S&P 500 Index Fund

Multi-Strategy Alternative Fund

Multi-Asset Accumulation Fund

Accumulation Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Multi-Asset Accumulation Fund)

Multi-Asset Income Fund

Multi-Asset Inflation Managed Fund

Inflation Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Multi-Asset Inflation Managed Fund)

Multi-Asset Capital Stability Fund

Long/Short Alternative Fund

Dynamic Asset Allocation Fund

Dynamic Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Dynamic Asset Allocation Fund)

Conservative Income Fund

Tax-Free Conservative Income Fund

Tax-Managed International Managed Volatility Fund

Large Cap Index Fund

Fees:                                                               Pursuant to Article 6, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the average daily net assets of each Fund:

Large Cap, Large Cap Value, Large Cap Growth, Tax-Managed Large Cap, Small Cap, Small Cap Value., Small Cap Growth, Tax-Managed Small/Mid Cap, Mid-Cap, Real Estate, U.S. Managed Volatility, Global Managed Volatility, Tax-Managed Managed Volatility, Multi-Strategy Alternative, Multi-Asset Accumulation (inclusive of CFC), Multi-Asset Income, Multi-Asset Inflation Managed (inclusive of CFC), Multi-Asset Capital Stability, Long/Short Alternative, Dynamic Asset Allocation (inclusive of CFC) and Large Cap Index Funds:

0.30% on the first $1.5 billion of Assets;
0.2550% on the next $500 million of Assets;
0.210% on the next $500 million of Assets;
0.1650% on the next $500 million of Assets;
0.120% on Assets over $3 billion.

S&P 500 Index Fund:

0.22% on the first $2 billion of Assets; 0.210% on the next $500 million of Assets; 0.1650% on the next $500 million of Assets; 0.120% on Assets over $3 billion.

Tax-Managed International Managed Volatility Fund:

0.450% on the first $1.5 billion of Assets;
0.370% on the next $500 million of Assets;
0.290% on the next $500 million of Assets;
0.210% on the next $500 million of Assets;
0.130% on Assets over $3 billion.

Core Fixed Income, U.S. Fixed Income, High Yield Bond, Enhanced Income, Real Return, Conservative Income and Tax-Free Conservative Income Funds:

0.20% on the first $1.5 billion of Assets;
0.1775% on the next $500 million of Assets;
0.1550% on the next $500 million of Assets;
0.1325% on the next $500 million of Assets;
0.110% on Assets over $3 billion.

[Signatures follow on next page]

SEI Institutional Managed Trust	SEI Investments Global Funds Services

By:	By:
/s/ Stephen G. MacRae	/s/ Stephen G. Meyer

Name:	Name:
Stephen G MacRae	Stephen G. Meyer

Title:	Title:
Vice President	CEO & President

Accumulation Commodity Strategy Subsidary Ltd.	Inflation Commodity Strategy Subsidiary Ltd.

By:	By:
/s/ James J. Hoffmayer	/s/ James J. Hoffmayer

Name:	Name:
James J. Hoffmayer	James J. Hoffmayer

Title:	Title:
Controller & CFO	Controller & CFO

Dynamic Commodity Strategy Subsidiary Ltd.

By:
/s/ James J. Hoffmayer

Name:
James J. Hoffmayer

Title:
Controller & CFO